Exhibit 1.1

Execution Version

Getty Realty Corp.

Shares of Common Stock

Underwriting Agreement

February 17, 2026

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Ladies and Gentlemen:

Each of Getty Realty Corp., a Maryland corporation (the “Company”), J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (each, in its capacity as agent for its affiliated Forward Purchaser (as defined below) in connection with the offering and sale of any Borrowed Shares (as defined below), a “Forward Seller” or collectively, the “Forward Sellers”), in connection with (i) the letter agreement dated the date hereof between the Company and JPMorgan Chase Bank, National Association, and (ii) the letter agreement dated the date hereof between the Company and Wells Fargo Bank, National Association (each such letter agreement, an “Initial Forward Sale Agreement,” and together, the “Initial Forward Sale Agreements,” and JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association, in their capacities as counterparties to the respective Forward Sale Agreements, the “Forward Purchasers”) relating to the forward sale by the Company, subject to the Company’s right to elect Physical Settlement, Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreements) of a number of shares of its common stock, par value $0.01 per share (the “Common Stock”), initially equal to the number of Borrowed Underwritten Shares (as defined herein) sold by the Forward Sellers pursuant to this Agreement, confirms their respective agreements with each of the several underwriters named in Schedule 1 hereto (the “Underwriters”) with respect to (i) the sale by the Forward Sellers (with respect to an aggregate of 4,000,000 Shares (the “Borrowed Underwritten Shares”)) and the Company (with respect to any Company Top-Up Underwritten Shares (as defined herein)), severally and not jointly, and the purchase by each Underwriter, severally and not jointly, the respective number of Underwritten Shares set forth in Schedule 1 hereto opposite such Underwriter’s name and (ii) the grant by the Forward Sellers (with respect to an aggregate of up to 600,000 Shares (the “Borrowed Option Shares”)) and the Company (with respect to any Company Top-Up Option Shares (as defined herein)), severally and not jointly, of an option to purchase by each Underwriters, severally and not jointly, such Shares, if and to the extent that the Underwriters shall have determined to exercise such option on their behalf.

The Borrowed Underwritten Shares and the Company Top-Up Underwritten Shares are herein referred to collectively as the “Underwritten Shares.” The Company Top-Up Underwritten Shares and the Company Top-Up Option Shares are herein referred to collectively as the “Top-Up Shares.” The Borrowed Option Shares and the Company Top-Up Option Shares are herein referred to collectively as the “Option Shares.” The Borrowed Underwritten Shares and the Borrowed Option Shares are herein referred to collectively as the “Borrowed Shares.” The Underwritten Shares and the Option Shares are herein referred to collectively as the “Shares.” References herein to the “Forward Sale Agreements” are to the Initial Forward Sale Agreements and/or any Additional Forward Sale Agreements (as defined herein) as the context requires.

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-276399), as amended, including a prospectus, relating to the public offering of certain securities, including the Shares. Such registration statement, as amended at the time it became effective, including the exhibits and schedules thereto and the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such Registration Statement (and any amendments thereto) before effectiveness, and any prospectus (including any prospectus supplement) filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus (including any prospectus supplement) included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus (including any prospectus supplement) in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated February 17, 2026 (including the Preliminary Prospectus Supplement dated February 17, 2026), the information included on Annex C and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex D hereto. As used in this Agreement, “Applicable Time” means 4:05 p.m., New York City time, on February 17, 2026.

2. Purchase of the Shares by the Underwriters.

(a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Forward Sellers (with respect to the Borrowed Underwritten Shares) and the Company (with respect to any Company Top-Up Underwritten Shares), severally and not jointly, agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Forward Sellers (with respect to the Borrowed Underwritten Shares) and the Company (with respect to any Company Top-Up Underwritten Shares) the respective number of Underwritten Shares set forth in Schedule 1 hereto opposite such Underwriter’s name at $32.48 per share (the “Purchase Price”). Each of the Forward Seller’s obligations extend solely to the number of Borrowed Underwritten Shares specified opposite its name on Schedule 1.

(b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Forward Sellers (with respect to any Borrowed Option Shares) and the Company (with respect to any Company Top-Up Option Shares), severally and not jointly, hereby grant an option to the several Underwriters, severally and not jointly, to purchase (i) up to the number of Borrowed Option Shares set forth in Schedule 1 (in the case of the Forward Sellers) and (ii) up to the total number of Company Top-Up Option Shares (in the case of the Company), in each case at the Purchase Price; provided that, with respect to such Option Shares, the Purchase Price shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Company Top-Up Underwritten Shares but not payable on such Option Shares. Each of the Forward Sellers’ obligations extend solely to the number of Borrowed Option Shares specified opposite its name on Schedule 1.

(i) Within one business day after such notice is given, the Company shall execute and deliver to the Forward Purchasers an additional letter agreement between the Company and the Forward Purchasers (such letter agreement, an “Additional Forward Sale Agreement”) relating to the forward sale by the Company, subject to the Company’s right to elect Physical Settlement, Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreements), of a number of Shares equal to the aggregate number of Borrowed Option Shares being purchased by the Underwriters from the Forward Sellers pursuant to the exercise of such option, on terms substantially similar to the Initial Forward Sale Agreements as agreed to by the parties. Upon such execution by the Company and the Forward Purchasers, based upon the warranties and representations and subject to the terms and conditions herein contained, the Forward Sellers (or, in the case of any Company Top-Up Option Shares, the Company) hereby agree to sell to the several Underwriters such number of Borrowed Option Shares at the Purchase Price.

(ii) The number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate number of Underwritten Shares purchased from the Forward Sellers (or the Company) by the several Underwriters, subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion shall make. The option hereby granted may be exercised through and including the 30th day after the date hereof, and may be exercised in whole or in part from time to time upon notice by the Underwriters to the Company, the Forward Purchasers and the Forward Sellers setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (the “Additional Closing Date”) shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date.

(c) If (i) any of the representations and warranties of the Company contained in Section 3A hereof or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Date or such Additional Closing Date, as the case may be, as if made as of the Closing Date or such Additional Closing Date, as the case may be; (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date or such Additional Closing Date, as the case may be; (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the Closing Date or such Additional Closing Date, as the case may be; (iv) this Agreement shall have been terminated pursuant to Section 10 hereof on or prior to the Closing Date or such Additional Closing Date, as the case may be, or the Closing Date or such Additional Closing Date, as the case may be, shall not have occurred; (v) any of the conditions set forth in Paragraph 3 of the Forward Sale Agreements shall not have been satisfied on the terms set forth in the Forward Sale Agreements on or prior to the Closing Date or such Additional Closing Date, as the case may be; or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreements are not true and correct as of the Closing Date or such Additional Closing Date, as the case may be, as if made as of the Closing Date or such Additional Closing Date, as the case may be (clauses (i) through (vi), together, the “Conditions”), then the Forward Sellers, in their sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date. In addition, in the event the Forward Sellers (or their affiliates) (x) are unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Borrowed Shares to be borrowed and sold hereunder as of the Closing Date or such Additional Closing Date, as the case may be, or (y) would incur a stock loan cost of more than a rate equal to 25 basis points per annum to do so with respect to all or any portion of such full number of Borrowed Shares, then, in each case, the Forward Sellers shall only be required to deliver for sale to the Underwriters on the Closing Date or such Additional Closing Date, as the case may be, the aggregate number of Shares that such Forward Sellers (or their affiliates) are able to so borrow and deliver.

(d) If the Forward Sellers elect, pursuant to Section 2(c) hereof, not to borrow and deliver for sale to the Underwriters on the Closing Date or such Additional Closing Date, as the case may be, the total number of Borrowed Shares to be sold hereunder, the Forward Sellers will use their commercially reasonable efforts to notify the Company no later than 8:30 A.M. (New York City time) on the Closing Date or such Additional Closing Date, as the case may be. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver the applicable Top-Up Shares prior to the business day following notice to the Company of the relevant number of Offered Shares so deliverable in accordance with this Section 2(c).

(e) Payment for the Underwritten Shares shall be made by the Underwriters to the Forward Sellers (with respect to the Borrowed Underwritten Shares) or to the Company (with respect to any Company Top-Up Underwritten Shares) by wire transfer of immediately available funds to bank accounts designated by the Forward Sellers and the Company, as the case may be, against delivery to the Underwriters for their respective accounts of certificates, if any, or security entitlements for the Underwritten Shares to be purchased by them at 9:00 A.M. (New York City time) on February 19, 2026, or such other time not later than ten business days after such date or such other method as shall be agreed upon by the Underwriters, the Forward Sellers or the Company, as applicable, or as provided in Section 11 hereof (such date and time of delivery and payment for such Underwritten Shares being herein called the “Closing Date”). Delivery of the Underwritten Shares shall be made, and the Underwritten Shares shall be registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), and available for checking in New York, New York not later than 4:00 P.M. (New York City time) on the business day prior to the Closing Date, or as otherwise agreed to by the relevant parties.

(f) If the option provided for in Section 2(b) hereof is exercised after the business day prior to the Closing Date, delivery of the Option Shares shall be made to the Underwriters on the date specified by the Underwriters (which shall be one business day after written notice of the exercise of such option is given) for the respective accounts of the several Underwriters. Payment for any Option Shares shall be made by the Underwriters to the Forward Sellers (with respect to any Borrowed Option Shares) or the Company (with respect to any Company Top-Up Option Shares) by wire transfer of immediately available funds to bank accounts designated by the Forward Sellers and the Company, as the case may be, against delivery to the Underwriters for their respective accounts of certificates or security entitlements for the Underwritten Shares to be purchased by them at 9:00 A.M. (New York City time), on the Additional Closing Date, or such other time not later than seven business days after such date as shall be agreed upon by the Underwriters, the Forward Sellers or the Company, as applicable, or as provided in Section 11 hereof or as otherwise agreed to by the relevant parties.

(g) The Underwriters hereby advise the Company that they intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Information and the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed as the Underwriters, in their sole judgment, have determined is advisable and practicable.

(h) The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering prices of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, the Forward Purchasers and the Forward Sellers, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, the Forward Purchasers or the Forward Sellers, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each of the Underwriters, the Forward Purchasers and the Forward Sellers is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or the Company’s other stockholders, creditors, employees or any other party, (c) none of the Underwriters, the Forward Purchasers and the Forward Sellers has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter, such Forward Purchaser or such Forward Seller has advised or is currently advising the Company on other matters) and none of the Underwriters, the Forward Purchasers and the Forward Sellers has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters, the Forward Purchasers, the Forward Sellers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) none of the Underwriters, the Forward Purchasers and the Forward Sellers has provided any legal, accounting, regulatory, investment or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (f) none of the activities of the Underwriters, the Forward Purchasers or the Forward Sellers in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters, the Forward Purchasers or the Forward Sellers with respect to any entity or natural person.

3. Representations and Warranties.

A. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter, each Forward Purchaser and each Forward Seller as of the date hereof, the Closing Date (as hereinafter defined) and any Additional Closing Date (as hereinafter defined), and agrees with, each Underwriter, each Forward Purchaser and each Forward Seller that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and no proceeding for that purpose against the Company has been initiated or, to the knowledge of the Company, threatened by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, Forward Purchaser or Forward Seller furnished to the Company in writing by such Underwriter, Forward Purchaser or Forward Seller, respectively, expressly for use in any Preliminary Prospectus. For purposes of this Agreement, the only information so furnished shall be the information appearing under the heading “Underwriting—Electronic Distribution” and “Underwriting—Price Stabilization, Short Positions and Penalty Bids” in the Prospectus (collectively, the “Underwriter Information”).

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters, the Forward Purchasers or the Forward Sellers, in their respective capacity as such and solely as permitted under this Agreement) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) each electronic road show and any other written communications approved in writing in advance by the Underwriters, the Forward Purchasers or the Forward Sellers, in their respective capacity as such. Each such Issuer Free Writing Prospectus complied in all material respects with the requirements of the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with the Underwriter Information.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that was filed with the Commission not earlier than three years prior to the date hereof. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply, in all material respects, with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements of the Company and its consolidated subsidiaries and the related schedules and notes thereto, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act, as applicable, have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; the financial statements of the businesses or properties acquired or proposed to be acquired (if any) included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package comply in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and present fairly in all material respects the financial position of the relevant businesses or properties set forth therein, have been prepared in conformity with GAAP applied on a consistent basis, and otherwise have been prepared in all material respects in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired; and any selected or summary financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown therein. Any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as otherwise stated therein, (i) there has not been any material change in the capital stock (other than subsequent issuances (A) upon exercise, redemption or exchange of stock options, restricted stock units or warrants, and the grant of options and other awards, under existing equity incentive plans, as amended or may be amended from time to time, described in, the Registration Statement, the Pricing Disclosure Package, and the Prospectus, and (B) the issuance of Shares pursuant to this Agreement, the issuance of additional shares of Common Stock pursuant to the Forward Sale Agreements or the issuance of shares of Common Stock pursuant to any existing forward sale agreements described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus), or a material change in short-term debt or long-term debt (other than the borrowings or repayments under existing lines of credit to fund working capital consistent with past practices) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (except for regular quarterly dividends on the Common Stock), (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries taken as a whole; (iii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iv) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(h) Organization and Good Standing. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with all requisite power and authority to own or lease its properties and conducts its business as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package. Each of the subsidiaries of the Company has been duly organized and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries, taken as a whole or on the performance by the Company of its obligations under this Agreement or the Forward Sale Agreements (a “Material Adverse Effect”), with all requisite corporate, limited partnership or limited liability company power and authority, as the case may be, to own or lease its properties and conduct its business as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package. The Company and each of its subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. As of the date hereof, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the subsidiaries listed in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K incorporated by reference in the Registration Statement.

(i) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus (including any existing forward sale agreements described in, the Registration Statement, the Pricing Disclosure Package, and the Prospectus), the issuance of Shares pursuant to this Agreement or the issuance of additional shares of Common Stock pursuant to the Forward Sale Agreements, there are no outstanding rights (including, without limitation, pre-emptive or similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are (as applicable) fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than (i) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) any security interest, mortgage, pledge, lien, encumbrance, claim or equity in connection with indebtedness described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j) Due Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Forward Sale Agreements and perform its obligations hereunder and thereunder, including the Company’s issuance and/or sale and delivery of the Shares as provided herein and the issuance of the additional shares of Common Stock pursuant to the Forward Sale Agreements as provided in the Forward Sale Agreements; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and the Forward Sales Agreements and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(k) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package.

(l) The Forward Sale Agreements. The Initial Forward Sale Agreements have been duly authorized, executed and delivered by the Company and are a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. Prior to any sale of Borrowed Option Shares, each Additional Forward Sale Agreement will be duly authorized, executed and delivered by the Company and will be a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. The Initial Forward Sale Agreements conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package.

(m) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be validly issued, fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance and sale of the Shares are not and will not be subject to any preemptive or similar rights. The shares of Common Stock issuable pursuant to the Forward Sale Agreements have been or will be, prior to issuance, duly and validly authorized, and a total of 9,200,000 shares of Common Stock have been reserved for issuance under the Forward Sale Agreements. When issued and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements, against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements, the shares of Common Stock issuable pursuant to the Forward Sale Agreements will be validly issued, fully paid and non-assessable and will conform in all material respects to all statements related to the Common Stock contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the shares of Common Stock pursuant to the Forward Sale Agreements will not be subject to any preemptive or similar rights.

(n) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or other Organizational Documents (as defined below); (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, the term “Organizational Documents” means, (i) with respect to a corporation, its charter and by-laws, (ii) with respect to a limited or general partnership, its partnership agreement and certificate of partnership (or similar document), (iii) with respect to a limited liability company, its limited liability company agreement and certificate of limited liability company (or similar document), and (iv) with respect to any other entity, its similar organizational documents.

(o) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the Forward Sale Agreements, the issuance and/or sale of the Shares pursuant to this Agreement, the issuance of the additional shares of Common Stock pursuant to the Forward Sale Agreements and the consummation of the transactions contemplated by this Agreement and the Forward Sale Agreements, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or other Organizational Documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement or any Forward Sale Agreement, the issuance and/or sale of the Shares pursuant to this Agreement, the issuance of the additional shares of Common Stock pursuant to the Forward Sale Agreements and the consummation of the transactions contemplated by this Agreement and the Forward Sale Agreements, except as have been made or obtained, except as may be required by and made in accordance with or obtained under state securities laws or regulations, and except for the filing of the Pricing Disclosure Package and any amendments or supplements to the Registration Statement or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein as may be required by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Securities Act or the Exchange Act from time to time, and except for such filings as the Exchange may require from time to time.

(q) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act or the Exchange Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any document incorporated by reference therein that are not so described as required and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act or the Exchange Act to be filed as exhibits to the Registration Statement or any document incorporated by reference therein or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any document incorporated by reference therein that are not so filed as exhibits or so described as required.

(r) Independent Accountants. PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and its consolidated subsidiaries is included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(s) Title to Intellectual Property. Except as would not result in a Material Adverse Effect, the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(t) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (or, in the case of ground leases, a valid leasehold interest) to all the real properties, or any part thereof, owned by them (collectively, and with all buildings, structures and other improvements located thereon and all easements, rights and other appurtenances thereto, the “Properties”) and good and marketable title to or a valid leasehold interest in all the other assets reflected in the consolidated financial statements included or incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus, in each case, free and clear of all liens, security interests, mortgages, pledges, charges, claims, restrictions or encumbrances of any kind, except those reflected in such financial statements or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, which are not material in amount or which do not materially impair the use of such Property for its permitted uses, or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) the Company does not know of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties, except for such violations that would not reasonably be expected to have a Material Adverse Effect; (iii) each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects, except for such failures to comply that would not reasonably be expected to have a Material Adverse Effect; (iv) none of the Company or any of its subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; (v) to the knowledge of the Company, there is no uncured events of default, or events that, with the passage of time or the giving of notice or both, would constitute a default under any of the leases governing the Properties, except such defaults as are described in the Registration Statement, Pricing Disclosure Package and Prospectus, and except such defaults that would not have a Material Adverse Effect; and (vi) all of the leases and subleases of the Company and its subsidiaries under which the Company or any of its subsidiaries occupy their leased properties are in full force and effect, except as would not reasonably be expected to have a Material Adverse Effect.

(u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(v) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the issuance of the additional shares of Common Stock pursuant to the Forward Sale Agreements, and the application of the net proceeds from the Top-Up Shares and the net proceeds, if any, due upon settlement of the Forward Sale Agreements as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” nor will it be an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(w) Taxes. The Company and its subsidiaries have filed all material federal, state, local, and foreign income and franchise tax returns in a timely manner (taking into account any valid extensions of the time to file) thereof required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects, and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings.

(x) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, which, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(y) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except as would not have a Material Adverse Effect.

(z) Compliance with and Liability under Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries (A) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (C) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (D) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, and (iii) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party.

(aa) Hazardous Materials. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(bb) Compliance with ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries taken as a whole; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(cc) REIT Status. Commencing with the Company’s taxable year that ended on December 31, 2001, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and its actual method of operation as described in the Registration Statement has enabled, and its proposed method of operation will continue to enable, it to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2025 and subsequent years. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus are true, complete and correct in all material respects.

(dd) Mortgages. Except as set forth in the Registration Statement, the mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement, if any, are not convertible and neither the Company, any of its subsidiaries, nor any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of its subsidiaries.

(ee) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, the Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(gg) XBRL Data. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement or the documents incorporated by reference therein fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary in the business in which the Company and its subsidiaries are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, any agent, affiliate, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintains and enforces, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(jj) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) Compliance with OFAC. Neither the Company nor any of its subsidiaries, or, to the knowledge of the Company, any director, officer, any agent, affiliate, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Russia, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran and North Korea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the net proceeds from the Top-Up Shares and the net proceeds, if any, due upon settlement of the Forward Sale Agreements, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past ten years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ll) Cybersecurity; Data Privacy. Except would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of Company, (i) there have been no material breaches or violations of (or unauthorized access to) the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) of the Company or its subsidiaries or any personal, personally identifiable, sensitive, confidential or regulated data (collectively, “Personal Data”) processed or stored by or on behalf of the Company or its subsidiaries, nor are there any pending internal investigations relating to the same, (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including Personal Data), and (iii) the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws, statutes and regulations and contractual obligations relating to the privacy and security of IT Systems and Personal Data.

(mm) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(nn) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and the Forward Sale Agreements) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter, any Forward Purchaser or any Forward Seller for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(oo) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the offering, issuance and/or sale of the Shares.

(pp) No Stabilization. Neither the Company nor any subsidiary of the Company has taken nor will the Company or any subsidiary of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(qq) Margin Rules. None of the issuance, sale and delivery of the Shares pursuant to this Agreement, the issuance of additional shares of Common Stock pursuant to the Forward Sale Agreements or the application of the net proceeds from the Top-Up Shares and the net proceeds, if any, due upon settlement of the Forward Sale Agreements, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(ss) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(tt) Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(uu) Any certificate signed by any officer or other authorized representative of the Company or any subsidiary of the Company and delivered to the Underwriters or to counsel to the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to such Underwriter as to the matters covered thereby.

B. Representations and Warranties of the Forward Sellers. Each Forward Seller, severally and not jointly, represents and warrants to each Underwriter and the Company as of the date hereof, the Closing Date and any Additional Closing Date, and agrees with, each Underwriter and the Company that:

(a) This Agreement has been duly authorized, executed and delivered by such Forward Seller.

(b) The Initial Forward Sale Agreement between the Company and the related Forward Purchaser has been duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(c) Prior to any sale of Borrowed Option Shares, the related Additional Forward Sale Agreement between the Company and the related Forward Purchaser will be duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, will constitute a legal, valid and binding obligation of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(d) The Forward Sellers shall, at the Closing Date or Additional Closing Date, as applicable, have the free and unqualified right to transfer any Borrowed Shares, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity, encumbrance, restriction on voting or transfer or any other claim of any third party of any kind. Upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming that each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Borrowed Shares purchased by it from the Forward Sellers, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity, encumbrance, restriction on voting or transfer or any other claim of any third party of any kind.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter, each Forward Purchaser and each Forward Seller that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Underwriters, the Forward Purchasers and the Forward Sellers, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter, each Forward Purchaser and each Forward Seller (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Underwriters, the Forward Purchasers and the Forward Sellers may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters, the Forward Purchasers and the Forward Sellers a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Underwriters, the Forward Purchasers and the Forward Sellers and their counsel a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriters reasonably object.

(d) Notice to the Underwriters, the Forward Purchasers and the Forward Sellers. During the Prospectus Delivery Period, the Company will advise the Underwriters, the Forward Purchasers and the Forward Sellers promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective (excluding the filing of any documents that are deemed incorporated by reference); (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed (excluding the filing of any documents that are deemed incorporated by reference); (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period, in the opinion of counsel for the Underwriters, the Forward Purchasers and the Forward Sellers or for the Company, (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date in the opinion of counsel for the Underwriters or for the Company, (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Underwriters, the Forward Purchasers and the Forward Sellers as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 45 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or confidentially submit or publicly file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such swap, other agreement or other transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriters, other than (A) the Shares to be sold hereunder, the additional shares of Common Stock issuable pursuant to the Forward Sale Agreements or shares of Common Stock issuable pursuant to any existing forward sale agreements described in the Registration Statement, Pricing Disclosure Package and Prospectus, (B) any shares of Common Stock of the Company issued upon the exercise of options granted under the stock-based compensation plans of the Company and its subsidiaries existing on the date of this Agreement and described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (the “Company Stock Plans”), (C) any shares of Common Stock issued in connection with the Company’s dividend reinvestment plan existing on the date of this Agreement and described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (D) any grant of equity awards under the Company Stock Plans to officers, directors or employees of the Company or any shares of Common Stock issued in connection with the vesting of equity awards granted under Company Stock Plans.

(i) Use of Proceeds. The Company will apply the net proceeds from the Top-Up Shares and the net proceeds, if any, due upon settlement of the Forward Sale Agreements as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(k) Exchange Listing. The Company will use its best efforts to effect and maintain the listing of the Shares and the maximum number of additional shares of Common Stock issuable pursuant to the Forward Sale Agreements on the Exchange.

(l) Reports. During the Prospectus Delivery Period, the Company will furnish to the Underwriters, the Forward Purchasers and the Forward Sellers, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Common Stock, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Underwriters, the Forward Purchasers and the Forward Sellers to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus prepared pursuant to Section 3A(c) or Section 4(c) above (including any electronic road show), (iii) any free writing prospectus that would not be required to be filed with the Commission or (iv) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing.

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of the Underwriters’ and the Forward Sellers’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, and the obligation of the Forward Sellers to deliver and sell the Borrowed Underwritten Shares on the Closing Date or the Borrowed Option Shares on the Additional Closing Date, as the case may be, as provided herein are subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters, the Forward Purchasers and the Forward Sellers.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. As of the Closing Date of the Additional Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries, taken as a whole.

(e) Officers’ Certificate. The Underwriters, the Forward Purchasers and the Forward Sellers shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Underwriters, the Forward Purchasers and the Forward Sellers, to the effect that: (i) since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries, taken as a whole, (ii) the representations and warranties of the Company in Section 3A of this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Underwriters, the Forward Purchasers and the Forward Sellers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, the Forward Purchasers and the Forward Sellers, in form and substance reasonably satisfactory to the Underwriters, the Forward Purchasers and the Forward Sellers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) Opinion and 10b-5 Statement of Counsel for the Company. DLA Piper LLP (US), counsel for the Company, shall have furnished to the Underwriters, the Forward Purchasers and the Forward Sellers, at the request of the Company, their written opinions and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, the Forward Purchasers and the Forward Sellers, to the effect set forth in Annex A hereto.

(h) Opinion of General Counsel for the Company. Joshua Dicker, Executive Vice President, General Counsel and Corporate Secretary for the Company, shall have furnished to the Underwriters, the Forward Purchasers and the Forward Sellers, his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, the Forward Purchasers and the Forward Sellers, to the effect set forth in Annex B hereto.

(i) Opinion and Negative Assurance Letter of Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and Negative Assurance Letter statement of Skadden, Arps, Slate, Meagher & Flom, LLP, counsel for the Underwriters, the Forward Purchasers and the Forward Sellers, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) Chief Financial Officer’s Certificate. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriters, the Forward Purchasers and the Forward Sellers a certificate of the Company, signed by the Chief Financial Officer, in each case in the form attached as Exhibit B hereto.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(l) Good Standing. The Underwriters shall have received on or prior to the Closing Date or the Additional Closing Date, as the case may be, reasonably satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions; provided, that this clause (l) will be deemed satisfied to the extent the failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(m) Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, and the maximum number of additional shares of Common Stock issuable pursuant to the Forward Sale Agreements shall have been approved for listing on the Exchange, subject to official notice of issuance.

(n) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the executive officers and directors of the Company shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(o) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriters, the Forward Purchasers and the Forward Sellers such further certificates and documents as the Underwriters, the Forward Purchasers and the Forward Sellers may reasonably request in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained or for counsel for the Underwriters, the Forward Purchaser and the Forward to pass upon the issuance and sale of the Securities as herein contemplated.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters, the Forward Purchasers and the Forward Sellers. The Company agrees to indemnify and hold harmless each Underwriter, each Forward Purchaser and each Forward Seller, its affiliates, directors and, officers and each person, if any, who controls such Underwriter, such Forward Purchaser or such Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show or any Pricing Disclosure Package, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Company. Each Underwriter, each Forward Purchaser and each Forward Seller agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and directors who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Underwriters and their affiliates, directors and, officers and their control persons, if any, or (B) the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, any Forward Purchaser, any Forward Seller, its affiliates, directors and, officers and any control persons of such Underwriter, such Forward Purchaser and such Forward Seller shall be designated in writing by the Underwriters and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, which consent shall not be unreasonably withheld, conditioned or delayed, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, the Forward Purchasers and the Forward Sellers on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, the Forward Purchasers and the Forward Sellers on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, the Forward Purchasers and the Forward Sellers on the other, shall be deemed to be in the same respective proportions as (x) in the case of the Company, the net proceeds from the Top-Up Shares and the net proceeds, if any, due upon settlement of the Forward Sale Agreements (assuming Physical Settlement (as defined in the Forward Sale Agreements)) (before deducting expenses) received by the Company, (y) in the case of the Underwriters, the difference between (i) the aggregate price to the public received by the Underwriters for the Shares and (ii) the aggregate price paid by the Underwriters for the Shares and (z) in the case of the Forward Sellers and the Forward Purchasers, the Spread (as defined in the Forward Sale Agreements) retained by the Forward Purchasers under the Forward Sale Agreements, net of any costs associated therewith, as reasonably determined by the Forward Purchasers. The relative fault of the Company, on the one hand, and the Underwriters, the Forward Purchasers and the Forward Sellers on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Underwriters, the Forward Purchasers and the Forward Sellers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the difference between: (i) the aggregate price to the public received by the Underwriters for the Shares; and (ii) the aggregate price paid by the Underwriters for the Shares, with respect to the Shares underwritten by it and distributed to investors, and the Forward Purchasers and the Forward Sellers shall not be required to contribute an amount in excess of the aggregate Spread retained by the Forward Purchasers under the Forward Sale Agreements. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Issuance and Sale by the Company.

(a) In the event that (i) all the Conditions are not satisfied on or prior to the Closing Date, and the Forward Sellers elect, pursuant to Section 2(c), not to deliver the Borrowed Shares deliverable by the Forward Sellers or (ii) the Forward Sellers (or their affiliates) (x) are unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Borrowed Shares to be borrowed and sold hereunder as of the Closing Date or such Additional Closing Date or (y) would incur a stock loan cost of more than a rate equal to 25 basis points per annum to do so with respect to all or any portion of such full number of Borrowed Shares, then, in each case, the Company shall issue and sell to the Underwriters, pursuant to Section 2 hereof, in whole but not in part, an aggregate number of Shares equal to the number of Borrowed Shares that the Forward Sellers do not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Underwriters shall have the right to postpone the Closing Date, or Additional Closing Date, as the case may be, for a period not exceeding one business day in order to effect any required changes in any documents or arrangements. The Shares sold by the Company to the Underwriters pursuant to this Section 9(a): (i) in lieu of Borrowed Underwritten Shares are referred to herein as the “Company Top-Up Underwritten Shares” and (ii) in lieu of any Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b) None of the Forward Purchasers and the Forward Sellers shall have any liability whatsoever for any Borrowed Shares that the Forward Sellers do not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Closing Date, or the Additional Closing Date, as the case may be, and the Forward Sellers elect, pursuant to Section 2(c) hereof, not to deliver and sell to the Underwriters the Borrowed Shares or (ii) the Forward Sellers (or their affiliates) (x) are unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Borrowed Shares to be borrowed and sold hereunder as of the Closing Date or such Additional Closing Date or (y) would incur a stock loan cost of more than a rate equal to 25 basis points per annum to do so with respect to all or any portion of such full number of Borrowed Shares.

10. Termination. This Agreement may be terminated in the absolute discretion of the Underwriters, by notice to the Company, the Forward Purchasers and the Forward Sellers, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriters, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

11. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Forward Sellers on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Forward Sellers shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters, the Forward Sellers or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters, the Forward Purchasers and the Forward Sellers may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Forward Sellers as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Forward Sellers shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Forward Sellers as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company or the Forward Sellers shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement and the Forward Sale Agreements are terminated, the Company will pay or cause to be paid all reasonable and documented costs and expenses incident to the performance of its obligations hereunder and under the Forward Sale Agreements actually incurred, including, without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares pursuant to this Agreement and the issuance of the additional shares of Common Stock pursuant to the Forward Sale Agreements and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Shares (and the additional shares of Common Stock issuable under the Forward Sale Agreements) under the state or foreign securities or blue sky laws of such jurisdictions as the Underwriters may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters, the Forward Purchasers and the Forward Sellers); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar (including related fees and expenses of any counsel to such parties); (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (ix) all expenses and application fees related to the listing of the Shares and the additional shares of Common Stock issuable under the Forward Sale Agreements on the Exchange and (x) the costs of reproducing and distributing this Agreement and the Forward Sale Agreements.

(b) If (i) this Agreement is terminated pursuant to Section 10, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, except that if this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any defaulting Underwriter pursuant to this Section 12(b), the Company agrees to reimburse the Underwriters, the Forward Purchasers and the Forward Sellers for all documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred by the Underwriters, the Forward Purchasers and the Forward Sellers in connection with this Agreement and the offering contemplated hereby.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Underwriters, the Forward Purchasers and the Forward Sellers contained in this Agreement or made by or on behalf of the Company, the Underwriters, the Forward Purchasers or the Forward Sellers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters, the Forward Purchasers and the Forward Sellers.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.

(i) Notices to the Underwriters shall be given to: (x) J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Equity Syndicate Desk; and (y) Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (facsimile: [***]).

(ii) Notices to the Forward Sellers shall be given to (x) J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Equity Syndicate Desk; and (y) and (y) Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (facsimile: [***]).

(iii) Notices to the Forward Purchasers shall be given to (x) JPMorgan Chase Bank, National Association at EDG Marketing Support, Email: [***] and [***], with a copy to Haley Trethaway, Managing Director, Email: [***]; and (y) Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, Email: [***] (facsimile: [***]).

(iv) Notices to the Company shall be given to it at Getty Realty Corp., 292 Madison Avenue, 9th Floor, New York, NY 10017-6318, Attn: Joshua Dicker, General Counsel (email: [***]).

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(f) Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(g) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(iii) As used in this Section 16(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

GETTY REALTY CORP.

By:	/s/Brian Dickman
Name: Brian Dickman
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date first written above:

J.P. MORGAN SECURITIES LLC

By:	/s/ Grace Schlesinger
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:	/s/ Rohit Mehta
Authorized Signatory

Acting in their capacities as Underwriters

[Signature Page to Underwriting Agreement]

Accepted as of the date first written above:

J.P. MORGAN SECURITIES LLC

By:	/s/ Grace Schlesinger
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:	/s/ Rohit Mehta
Authorized Signatory

Acting in their capacities as Forward Sellers

[Signature Page to Underwriting Agreement]

Accepted as of the date first written above:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Haley Trethaway
Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kevin Brillhart
Authorized Signatory

Acting in their capacities as Forward Purchasers, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement.

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriters	Number of Underwritten Shares to be Purchased
J.P. Morgan Securities LLC	2,000,000
Wells Fargo Securities, LLC	2,000,000
Total	4,000,000

Forward Sellers	Number of Borrowed Underwritten Shares to be Sold	Maximum Number of Borrowed Option Shares to be Sold
J.P. Morgan Securities LLC	2,000,000	300,000
Wells Fargo Securities, LLC	2,000,000	300,000
Total	4,000,000	600,000

Annex A

Form of Opinion of Counsel for the Company

1.

The Company is validly existing as a corporation in good standing under the laws of the State of Maryland, and the Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

2.

The Company has the corporate power and authority to execute and deliver each of the Underwriting Agreement and the Forward Sale Agreements and to perform its obligations thereunder, including issuance and sale of Shares and the issuance of Confirmation Shares.

3.

Each of the Underwriting Agreement and the Forward Sale Agreements has been duly authorized by all necessary corporate action on the part of the Company, and has been duly executed and delivered by the Company, and (assuming the due authorization, execution and delivery thereof by each of the Forward Purchasers) each of the Forward Sale Agreements constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4.

Neither the execution and delivery of each of the Underwriting Agreement or the Forward Sale Agreements by the Company nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Shares or the issuance of the Confirmation Shares, on the date thereof, (i) conflicts or will conflict with or constitutes or will constitute a breach of or a default under the Charter or the Bylaws or (ii) violates or will violate, breaches or will breach, conflicts or will conflict with or an imposition of any lien upon any material property or assets of the Company pursuant to any of the terms and provisions of or constitutes or will constitute a default by the Company under any Applicable Law, the Maryland General Corporation Law, the laws of the State of New York or any applicable U.S. federal statute, rule, regulation or order of any governmental agency or body or any court or other authority, domestic or foreign, having jurisdiction over the Company or its subsidiaries known to us to be applicable to the Company or any of its subsidiaries, or any of their properties, or, under any of the Specified Documents (except that we express no opinion with respect to any financial covenants or financial ratios contained thereinunder any of the Specified Documents), except in the case of clause (ii) above, for such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

5.

(a) The Shares, when issued and sold by the Company in accordance with the terms of the Underwriting Agreement, have been duly authorized, and, when issued and delivered to and paid for by the purchasers thereof in accordance with the terms of the Resolutions and Underwriting Agreement, to the extent issued and delivered by the Company against payment therefor in accordance with the Resolutions and the Underwriting Agreement, will be validly issued, fully paid and non assessable.

(b) The Confirmation Shares, when issued and delivered by the Company in accordance with the terms of the Forward Sale Agreements, have been duly authorized, and, when issued and delivered against payment therefor (to the extent such Confirmation Shares have been issued and delivered by the Company in accordance with the terms of the Forward Sale Agreements against payment therefor (or net share settlement thereof) in accordance with the Resolutions and the terms of the Forward Sale Agreements, will be validly issued, fully paid and non-assessable.

6.

The Shares and Confirmation Shares will be free of any preemptive rights, right of first refusal or other similar rights to subscribe for or purchase securities of the Company that are contained in the Charter or Bylaws or arising under the Maryland General Corporation Law that entitle or will entitle any person to acquire any of the Shares or Confirmation Shares, or under any of the Specified Documents.

7.

The descriptions in (a) the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Description of Capital Stock” and (b) Item 14 of the Registration Statement, to the extent that they constitute summaries of the terms of Shares or Confirmation Shares, matters of law or regulation or legal conclusions, statutes, legal, governmental and regulatory proceedings or the Charter and Bylaws, fairly summarize the matters described therein in all material respects.

8.

No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the offering and sale of the Shares by the Company pursuant to the Underwriting Agreement or the issuance of the Confirmation Shares by the Company pursuant to the Forward Sale Agreements, except (a) those that have been obtained under the Securities Act, the Exchange Act or the rules of the New York Stock Exchange and (b) those under state securities laws (as to which we express no opinion).

9.

As of the date hereof and assuming the application of the proceeds as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not required to register as an “investment company” within the meaning of the Investment Company Act.

10.

The documents filed by the Company under the Exchange Act and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (in each case, other than the financial statements, schedules and other financial data contained therein or omitted therefrom, as to which we express no view), as of their respective dates of filing, appeared on their face to have been appropriately responsive, in all material respects, to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

11.

The Registration Statement became effective upon filing with the Commission under the Securities Act on the Effectiveness Date and the Prospectus was filed with the Commission pursuant to Rule 424(b)(5) on or prior to the date specified therein. Based solely on a review of the list of stop orders on the Commission’s website (www.sec.gov/litigation/stoporders.shtml) on the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued.

12.

The Registration Statement, as of the Effectiveness Date, and the Prospectus, as of the date of the Prospectus (in each case, other than the financial statements, schedules and other financial data contained therein or omitted therefrom, as to which we express no view), appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act.

13.

Up to 9,200,000 shares of Common Stock to be issued by the Company pursuant to the Underwriting Agreement or the Forward Sale Agreements, as applicable, have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

Form of Tax Opinion of Counsel for the Company

1.

Since the commencement of the taxable year which began January 1, 2017 through the taxable year ended December 31, 2025, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its actual method of operation has enabled, and its proposed method of organization and operation will enable, it to continue to meet the requirements for qualification and taxation as a REIT for its current and subsequent taxable years.

2.

The discussion in the Registration Statement and the Prospectus under the heading “Material U.S. Federal Income Tax Considerations” constitutes a fair and accurate summary under current law of the material U.S. federal income tax consequences of the ownership and disposition of the Common Stock of the Company, subject to the qualifications set forth therein.

Annex B

Form of Opinion of General Counsel for the Company

1. (i) the offering and sale of the Shares in accordance with the terms of the Underwriting Agreement and the issuance of additional shares of Common Stock pursuant to the Forward Sale Agreements, (ii) the execution, delivery and performance of the Underwriting Agreement and each of the Forward Sale Agreements, as applicable, by the Company and (iii) compliance with the terms and provisions thereof will not result in (a) a breach or violation of the Charter or the Bylaws or (b) a breach, conflict, violation or imposition of any lien upon any material property or assets of the Company or its subsidiaries pursuant to any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court or other authority, domestic or foreign, having jurisdiction over the Company or its subsidiaries or any of their properties, or, under any material agreement or instrument to which the Company or its subsidiaries are a party or by which the Company or its subsidiaries are bound or to which any of the material property of the Company or its subsidiaries are subject, except, with respect to clause (b), for such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect; and

2. there is no action, suit or proceeding pending before or threatened or contemplated by any court or public or governmental authority or arbitrator involving the Company which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or is of a character required to be disclosed in the Registration Statement and the Prospectus which is not adequately disclosed or incorporated by reference in the Registration Statement and the Prospectus.

Annex C

Pricing Disclosure Package

Public Offering Price: the price paid by each initial purchaser

Offering Size: 4,000,000 shares (4,600,000 shares if the underwriters’ option to purchase additional shares is exercised in full)

Annex D

Free Writing Prospectuses

None

Exhibit A

FORM OF LOCK-UP AGREEMENT

February 17, 2026

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Re: Getty Realty Corp.—Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Getty Realty Corp., a Maryland corporation (the “Company”), the forward purchasers named therein and the forward sellers named therein providing for the public offering (the “Public Offering”) of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriters, the undersigned will not, during the period ending 45 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, lend, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement or any transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) transfers of shares of Common Stock as a bona fide gift or gifts, and (B) distributions of shares of Common Stock to members or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (A) or (B), each donee or distributee shall execute and deliver to the Underwriters a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A) or (B), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 45-day period referred to above).

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters, the forward purchasers and the forward sellers are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

The undersigned acknowledges and agrees that the Underwriters, the forward purchasers and the forward sellers have not provided any recommendation or investment advice, nor have the Underwriters, the forward purchasers or the forward sellers solicited any action from the undersigned with respect to the Public Offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Underwriters, the forward purchasers and the forward sellers are not making a recommendation to you to enter into this Letter Agreement or to participate in the Public Offering, and nothing set forth in such disclosures is intended to suggest that any of the Underwriters, the forward purchasers and the forward sellers are making such a recommendation.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF EXECUTIVE OFFICER/DIRECTOR]

By:
Name:
Title:

Exhibit B

Certificate of Chief Financial Officer

Dated February   , 2026

The undersigned, Brian Dickman, Executive Vice President, Chief Financial Officer and Treasurer of Getty Realty Corp., a Maryland corporation (the “Company”), does hereby certify, pursuant to the Underwriting Agreement, dated February 17, 2026 (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities, Wells Fargo Securities, LLC, and the forward purchasers named therein and the forward sellers named therein that:

I have reviewed the data included as Exhibit A hereto, which was included in the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement, the Company’s Form 10-K for the fiscal year ended December 31, 2025 and the Company’s proxy statement on Schedule 14A filed on March 13, 2025 (collectively, the “Documents”). This will confirm that (a) the financial data that is circled or otherwise indicated on Exhibits A hereto have been derived from the accounting and other records of the Company and its subsidiaries and have been prepared, to the extent applicable, in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, and that all such data is accurate and fairly presented in all material respects and (b) the statistical or market-related data that is circled or otherwise indicated on Exhibits A hereto have been based on or derived from information set forth in or provided by from sources that are reliable and accurate in all material respects and accurately reflects all such information.

Capitalized terms used herein and not defined have the respective meanings ascribed thereto in the Underwriting Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

[Signature Page Follows]

Getty Realty Corp.

By:
Name: Brian Dickman
Title: Executive Vice President, Chief
Financial Officer and Treasurer